Exhibit 23.2
CONSENT OF INDEPENDENT AUDITORS
We hereby consent to the incorporation by reference in the following Registration Statements:
(1) Registration Statement (Form S-8 No. 333-188070) pertaining to the 2013 Hannon Armstrong Sustainable Infrastructure Capital, Inc. Equity Incentive Plan,
(2) Registration Statement (Form S-3 No. 333-198158) of HA Sustainable Infrastructure Capital, Inc.,
(3) Registration Statement (Form S-8 No. 333-212913) pertaining to the 2013 Hannon Armstrong Sustainable Infrastructure Capital, Inc. Equity Incentive Plan,
(4) Registration Statement (Form S-8 No. 333-230548) pertaining to the 2013 Hannon Armstrong Sustainable Infrastructure Capital, Inc. Equity Incentive Plan,
(5) Registration Statement (Form S-8 No. 333-265595) pertaining to the 2022 Hannon Armstrong Sustainable Infrastructure Capital, Inc. Equity Incentive Plan,
(6) Registration Statement (Form S-3ASR No. 333-269145) of HA Sustainable Infrastructure Capital, Inc.,
(7) Registration Statement (Form S-3ASR No. 333-275969) of HA Sustainable Infrastructure Capital, Inc., and
(8) Registration Statement (Form S-3ASR No. 333-285461) of HA Sustainable Infrastructure Capital, Inc.
of our audit report dated March 11, 2026, with respect to the consolidated financial statements of Palmetto HASI Holdings LLC and Subsidiaries for the year ended December 31, 2025, which appears on this Form 10-K/A of HA Sustainable Infrastructure Capital, Inc.
/s/ CohnReznick LLP
Bethesda, Maryland
March 26, 2026